Exhibit 10.1

NATUS MEDICAL INCORPORATED

Amendment to

Employment Agreement

WHEREAS, on [date], Natus Medical Incorporated (the “Company”) and [Executive] entered into an Employment Agreement (the “Agreement”); and

WHEREAS, the Board of Directors of Natus Medical Incorporated has approved amending the Agreement to extend the vesting acceleration afforded stock options under the Agreement to other forms of equity award as well.

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES, that subpart (ii) of Section 7(a) of the Agreement that details [Executive]’s benefits for termination other than for “Cause” (as defined in the Agreement) is hereby amended in its entirety to read as follows:

…(ii) the immediate vesting and exercisability (if the shares are not already outstanding) of 100% of the shares subject to all of Executive’s stock awards covering shares of Company Common Stock (whether currently outstanding or granted following the Effective Date) outstanding on the date such release of claims becomes effective (the “Stock Awards”) and…

IT IS FURTHER AGREED BETWEEN THE PARTIES, that “Stock Options” in subpart (i) of Section 7(b) of the Agreement is hereby replaced with “Stock Awards” so that it now reads:

…(i) all vesting of Stock Awards will immediately cease…

This Amendment is entered into as of                     .

NATUS MEDICAL INCORPORATED

By:	[Executive]
Its: